Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-193695-01 on Form S-3 of our reports dated February 26, 2016, relating to the consolidated financial statements and financial statement schedule of CenterPoint Energy Resources Corp. and subsidiaries, appearing in this Annual Report on Form 10-K of CenterPoint Energy Resources Corp. for the year ended December 31, 2015.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 26, 2016